UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 25, 2005

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In October 1988, the Board of Directors of Greer State Bank (the “Bank”) approved the Greer State Bank Employee Incentive Stock Option Plan (the “Incentive Plan”). The Incentive Plan was subsequently approved by the shareholders of the Bank at the annual meeting in February 1989. Greer Bancshares Incorporated (the “Company”) previously disclosed the Incentive Plan in the Company’s Annual Report on Form 10-K for the period ended December 31, 2002, File No. 000-33021. To the extent it is applicable to the Plan (hereinafter defined), the Incentive Plan is filed as Exhibit 10.1 and is incorporated herein by reference.

The Incentive Plan expired on October 28, 1998. However, the Bank, and after its formation, the Company, inadvertently continued to grant options subsequent to the expiration date through August 23, 2004. Options to purchase a total of 21,500 shares were granted during this period. On August 25, 2005, the Board of Directors of the Company incorporated the post-expiration grants into a stock option plan created on that date and named the Greer Bancshares Incorporated 1998 Plan (the “Plan”). To the extent applicable and permitted by law, the Plan and all options granted thereunder are to be governed by the terms and conditions of the Incentive Plan.

The major difference between options granted under the Incentive Plan and those subsequently granted pursuant to the new Plan, is federal income tax treatment. Options granted under the Incentive Plan were incentive stock options, which generally permit option holders to defer income taxes until after the exercise of the options and the sale of the underlying shares. The Company gets no federal income tax deduction unless the employee recognizes ordinary income on the sale. Under the Plan, however, options granted are nonstatutory options, meaning that option holders would generally recognize income and be subject to tax liability upon exercise. Likewise, the Company at such time would be entitled to deduct a corresponding amount as a business expense for federal income tax purposes. Although certain Plan options were previously treated as incentive stock options by the Bank for tax purposes, the Company and to the Company’s knowledge, option holders, the Company believes that this error has not and will not have a material impact on the financial statements and financial condition of the Company.

Pursuant to the requirements of the Incentive Plan on which the Plan is based, the exercise price of all options under the Plan is at least one hundred percent (100%) of the fair market value of the common stock underlying the option on the date of grant. All options expire ten years from the date of grant. Accordingly, the options outstanding under the Plan have exercises prices ranging from $17.00 to $26.33 and expiration dates ranging from February 25, 2009 to August 23, 2014. The Company does not intend to make any future grants under the Plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
10.1	Form of Greer State Bank Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for December 31, 2002, File No. 000-33021)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ J. Richard Medlock, Jr.
Name:	J. Richard Medlock, Jr.
Title:	Chief Financial Officer

Dated: August 30, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Greer State Bank Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for December 31, 2002, File No. 000-33021)

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